UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2008

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Beginning November 20, 2008 and ending on December 19, 2008, IdeaEdge, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of expenses totaling $120,000).  This summary is qualified in its entirety by reference to the form of subscription agreement and warrant each of which are filed as an exhibit to this report and incorporated herein by this reference.

SPN, Inc. (“SPN”) acted as a finder in connection with the transaction and earned 53,438 shares of our unregistered common stock and 38,360 warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share for a period of two years from their date of issuance as equity compensation.  As further consideration for its services, SPN will receive an additional 162,750 shares of our common stock in compensation directly from the share holdings of two of our three founding stockholders, James Collas and Chris Nicolaidis, who are also officers and directors of the Company.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act.  The sales were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

The maximum number of shares of common stock issuable upon exercise of the warrants we issued in the financing described in Item 1.01 is 521,954.   The total number of outstanding shares of outstanding common stock as of the date of this report is 42,233,181.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

4.2	Form of Common Stock Purchase Warrant
10.15	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.
/s/ Jonathan Shultz
Dated: December 19, 2008	By:
Jonathan Shultz Chief Financial Officer

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